UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2021

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4700 South Syracuse Street, 4th Floor Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-720-7003

N/A
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

As previously reported by ModivCare Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2021, Kevin Dotts stepped down as Chief Financial Officer, effective February 26, 2021 (the “Transition Date”), and continued to serve the Company in a transitional role until March 15, 2021 (the “Separation Date”). In connection with his transition, the Company and Mr. Dotts entered into a Transition and Separation Agreement, effective March 11, 2021 (the “Agreement”), which provides that, subject to the terms of the Agreement, (i) Mr. Dotts would continue at his current base salary and current benefit plan participation through the Separation Date, (ii) Mr. Dotts would continue to be eligible to earn his annual bonus for 2020, based on the Company’s actual performance and the terms of the Company’s 2020 Short-Term Incentive Plan in effect for 2020, and (iii) Mr. Dotts’ outstanding equity awards would continue to vest through and including the Separation Date. In addition, the Agreement provides that after the Separation Date, provided he remains in compliance with the Agreement, Mr. Dotts would be entitled to (i) a lump sum payment equal to 12 months of his current base salary minus required tax and other withholdings; and (ii) subject to his timely enrollment in continuation coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), fully-subsidized COBRA coverage for 12 months which will be paid directly by the Company to the carrier.

The Transition and Separation Agreement includes a customary release of claims by Mr. Dotts in favor of the Company and its affiliates and Mr. Dotts’ eligibility and entitlement, if any, to each severance payment and any other payment and benefit described above is subject to the non-revocation of such release of claims and the execution and non-revocation of a supplemental release of claims after the Separation Date. The Company expects to file a copy of the full text of the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2021. Investors and other interested parties are encouraged to read the full text of the Agreement when it becomes available because it contains important information not summarized herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: March 17, 2021	By:	/s/ Kathryn Stalmack
	Name:	Kathryn Stalmack
	Title:	Senior Vice President, General Counsel